Letterhead of CHAIFETZ & SCHREIBER, P.C.
Certified Public Accountants

                                                         21 Harbor Park Drive N
                                                      Port Washington, NY 11250
                                                        Telephone (516)484-8700
                                                        Facsimile (516)484-8770

To the Board of Directors
Xfone, Inc.
960 High Road
London, N12 9RY
UK

RE: Consent to include audit report in Form SB-2

Gentlemen:

We consent to the inclusion of our Independent Auditors' Report dated May 10,
2001, with respect to the financial statements of Xfone, Inc. and subsidiary for the years ended December 31, 2000 and 1999, in the upcoming filing of Form
SB-2 for Xfone, Inc.

Yours truly,

/s/ Chaifetz & Schreiber, P.C.
CHAIFETZ & SCHREIBER, P.C.

Port Washington, New York
August 6, 2001